UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2018

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, Suite 2930 New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07          Submission of Matters to a Vote of Security Holders.
A special meeting of stockholders of Two Harbors Investment Corp. (“Two Harbors”) was held on July 27, 2018, at 601 Carlson Parkway, 2nd Floor, Minnetonka, Minnesota 55305 (the “Special Meeting”) to vote on the proposals set forth in the definitive joint proxy statement/prospectus dated June 25, 2018 (the “Joint Proxy Statement”) and first mailed to Two Harbors’ stockholders on or about June 27, 2018. A total of 100,783,197 shares of Two Harbors common stock (“Common Stock”), out of a total of 175,468,801 outstanding shares of Common Stock entitled to vote as of the close of business on June 22, 2018, were represented in person or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results is set forth below.
Proposal 1 - Two Harbors Common Stock Issuance Proposal
At the Special Meeting, Two Harbors common stockholders approved by the requisite vote a proposal (the “Two Harbors Common Stock Issuance Proposal”) to approve the issuance of shares of Common Stock, as contemplated by the Agreement and Plan of Merger (the ‘‘Merger Agreement’’), dated as of April 25, 2018, by and among Two Harbors, CYS Investments, Inc. (“CYS”) and Eiger Merger Subsidiary LLC (“Merger Sub”), pursuant to which Merger Sub will merge with and into CYS, with CYS continuing as the surviving corporation (the “Merger”), and upon any conversion (upon certain future changes of control of Two Harbors, if any) of the Two Harbors 7.75% Series D Cumulative Redeemable Preferred Stock and Two Harbors 7.50% Series E Cumulative Redeemable Preferred Stock to be issued in connection with the Merger. The voting results for this proposal were as follows:

For	Against	Abstain
98,353,982	1,796,701	632,514

Proposal 2 - Adjournment Proposal
The proposal to approve the adjournment of the Special Meeting was not voted upon at the Special Meeting because such proposal was rendered moot due to the approval of the Two Harbors Common Stock Issuance Proposal.
Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 25, 2018, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement filed by Two Harbors with the SEC on June 25, 2018. Assuming the satisfaction of such closing conditions, Two Harbors expects the closing to occur on or about July 31, 2018.

Item 8.01          Other Events.
On July 27, 2018, Two Harbors issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: July 27, 2018